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EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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
                                                           FOR THE THREE MONTHS
                                                              ENDED MARCH 30
                                                           1997             1996
                                                     ----------------------------------
PRIMARY:
Average shares outstanding                                  9,294,782        9,296,006
Net effect of options                                          14,771              170
                                                     ----------------------------------
Total                                                       9,309,553        9,296,176
                                                     ==================================

Net income                                                 $3,242,000       $2,833,000
                                                     ==================================
Earnings per share                                              $0.35            $0.30
                                                     ==================================

FULLY DILUTED:
Average shares outstanding                                  9,274,782        9,296,006
Net effect of options                                          20,376              170
                                                     ----------------------------------
Total                                                       9,315,158        9,296,176
                                                     ==================================

Net income                                                 $3,242,000       $2,833,000
                                                     ==================================
Earnings per share                                              $0.35            $0.30
                                                     ==================================
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